UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 7, 2009
Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936	13-3637458
(Commission File Number)	(IRS Employer Identification No.)

Cheming Industrial Park, Shouguang City, Shandong, China 262714
(Address of principal executive offices and zip code)

(646) 200-6316
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2009, Shouguang City Haoyuan Chemical Company Limited, a wholly owned subsidiary of Gulf Resources, Inc. (the "SCHC"), entered into an Asset Purchase Agreement with Qiufen Yuan, Han Wang and Yufen Zhang, citizens of the People’s Republic of China (the “Sellers”), pursuant to which SCHC shall, upon closing, acquire all right, title and interest in and to all assets owned by the Sellers utilized in the production of bromine and crude salt, located at the Shouguang City Renjiazhuangzi Village North Area including without limitation, machinery, equipment and inventory, and any warranties associated therewith (the “Purchased Assets’).  SCHC shall not be liable for any debts, obligations and/or liabilities of the Sellers relating to the Purchased Assets or the land on which the Purchased Assets are located. SCHC is not assuming any rights and/or duties with respect to the prior operations of the Purchased Assets, including without limitation, no rights to (a) customers and suppliers lists (other than such customers or suppliers who have pre-existing relationships with SCHC), (b) employees; (c) market distribution systems; (d) sales force; (e) operating rights; (f) production techniques; or (g) trade names.  In connection with the purchase of the assets, SCHC shall sign a contract that shall be filed with local government authorities for the rights to use the land on which the Purchased Assets are located.

In consideration for the Purchased Assets and the land, SCHC shall pay to the Sellers a total purchase price of $11,500,000 (the “Purchase Price”), of which $10,000,000 shall be paid in cash and $1,500,000 shall be paid by the issuance of 1,500,000 shares of common stock of Gulf Resources, Inc. (the “Shares”).  An amount equal to $2,000,000 of the cash portion of the Purchase Price was paid to the Sellers upon the execution of the Agreement as a security deposit (the “Security Deposit”) pending the final assessment of the condition of the Purchased Assets and the land, which is to be completed no later than January 20, 2009. If the assessment is not acceptable to SCHC, the parties shall negotiate a reduction in the Purchase Price.  If a mutually acceptable amount is not agreed, SCHC shall have the right to terminate the Agreement and have the Security Deposit returned.  If the assessment is acceptable to SCHC, the remainder of the cash portion of the Purchase Price shall be delivered to the Sellers within 10 days of the final assessment, and the Registrant shall issue and have the Shares delivered within 30 days after the closing.  Further, if SCHC is unable to deliver the remainder of the Purchase Price in the time frame prescribed, the Sellers have the right to terminate the Agreement and retain the Security Deposit.

The closing of the transactions contemplated by this Asset Purchase Agreement shall take place on or before January 30, 2009.

Item 8.01 Other Events.

On January 7, 2009, the Registrant issued a press release announcing SCHC had signed the aforesaid Asset Purchase Agreement with the Sellers. A copy of such press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                   Description

10.1                                Asset Purchase Agreement
99.1                                Gulf Resources, Inc. Press Release dated January 7, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

	By:	/s/ Min Li
	Name:	Min Li
	Title:	Chief Financial Officer
Dated: January 7, 2009

Exhibit Index

Exhibit No.                   Description

10.1                                Asset Purchase Agreement
99.1                                Gulf Resources, Inc. Press Release dated January 7, 2009